Exhibit 99.1

Intellinetics, Inc. Reports Year End Results

57% Revenue Growth - Company Now Funded

For Further Acceleration

COLUMBUS, OH – (March 28, 2016) – Intellinetics, Inc. (OTCQB: INLX), an Enterprise Content Management (ECM) software company focused on cloud-based document solutions for the Small to Medium Business (SMB) market, announced financial results for the twelve months ended December 31, 2015.

Year End Key Metrics Trending Positively

•	Revenue increased 57%
•	Improving Adjusted EBITDA

Summary – Twelve Month Results

Revenues for the twelve months ended December 31, 2015 were $2,336,991, as compared with $1,485,873 for the same period in 2014, an increase of $851,118, or 57%. While all revenue channels posted gains, professional services and sales of software led the way with approximately 167% increases. Overall gross margins were 79% and 80% for the twelve months ended December 31, 2015 and 2014, respectively.

Intellinetics reported a net loss of $3,921,428 and $1,648,641 for the twelve months ended December 31, 2015 and 2014, respectively, representing an increase in net loss of $2,272,787, or 138%. However, Adjusted EBITDA loss for year was $481,454, compared with a loss of $1,173,573 for last year, a 59% improvement. The total increase in net loss was attributable to the increase in non-cash and mostly non-recurring expenses, including stock option expense, non-cash interest expense and notes payable conversion underwriting expense associated with the conversion of convertible notes to equity, effected in December, offset by an increase in gross profit for the twelve months ended December 31, 2015.

Matthew L. Chretien, President and CEO of Intellinetics, stated, “This has been a very good year for the Company for four significant reasons: We

1)	Continued to grow all aspects of our business,
2)	Are working on a number of projects which indicate a very strong future for Intellinetics,
3)	Have eliminated a majority of our debt, which was converted into equity, and also eliminated the accompanying interest costs, and
4)	Raised additional capital and are funded to accelerate our already impressive rate of growth.

“Our partners have honed their ability to sell IntelliCloud-based software and services both stand-alone, and bundled with other core offerings. Channel interest in cloud-based document solutions to increase revenue, margins and value to the customer continues to grow and is reflected in the 48% increase in SaaS based contributions. I have never been more confident in our ability to achieve our goals.”

Chretien continued, “The recent reduction of debt and our capital raise has strengthened our balance sheet and allowed us to add three additional, highly qualified, sales reps as part of our growth acceleration plan. Modest revenue increases will have a meaningful impact to our bottom line.”

IntelliCloudTM	– Powered by the Intel® NUC

IntelliCloudTM – Powered by the Intel® NUC

The Intellinetics’ IntelliCloud Program provides turnkey document workflow solutions for SMB’s through a growing network of partners who target the mid-market. Partners simply attach IntelliCloud to the software, hardware, and/or services they already sell to existing customers and deliver more value to the customer and create new / recurring revenue streams for themselves…and us, all without the sales or technical complexity of other less effective options in the market. See http://www.intel.com/intellicloud.

-Continued-

Non-GAAP Financial Measure

Intellinetics uses non-GAAP Adjusted EBITDA as supplemental measures of our performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (GAAP).

A non-GAAP financial measure is a numerical measure of a company's financial performance that excludes or includes amounts so as to be different from the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of a company. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to net income, operating income, or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or a measure of our liquidity. Intellinetics urges investors to review the reconciliation of non-GAAP Adjusted EBITDA to the comparable GAAP Net Loss, which is included in this press release, and not to rely on any single financial measure to evaluate Intellinetics’ financial performance.

We believe that Adjusted EBITDA is a useful performance measure and is used by us to facilitate a comparison of our operating performance on a consistent basis from period-to-period and to provide for a more complete understanding of factors and trends affecting our business than measures under GAAP can provide alone. We define “Adjusted EBITDA” as earnings before interest expense, income taxes, depreciation and amortization expense, and other non-cash expenses such as share-based compensation, note conversion warrant expense and other financing related transaction costs.

Reconciliation of Net Loss to Adjusted EBITDA
	For the Twelve Months Ended December 31,
	2015	2014
Net Loss - GAAP	$(3,921,428)	$(1,648,641)
Interest expense, net	718,008	250,756
Depreciation and Amortization	11,626	24,312
Share-based compensation	430,000	200,000
Note conversion warrant expense	2,083,328	-
Note conversion underwriting expense	197,012	-
Adjusted EBITDA	$(481,454)	$(1,173,573)

About Intellinetics, Inc.

Intellinetics, Inc. is a Columbus, Ohio-based ECM software company. Intellinetics partnered with Intel to create the IntelliCloud Channel Program that makes it easy to add turnkey document workflow solutions to the copiers, productivity software and services they already provide. IntelliCloud provides dealers a “deploy once, use many” innovation where one IntelliCloud customer sale/activation creates endless possibilities to add other software applications that deliver more value and increase revenue. For additional information, please visit:  www.intellinetics.com,

Cautionary Statement

Statements in this press release which are not purely historical, including statements regarding Intellinetics’ intentions, beliefs, expectations, representations, projections, plans or strategies regarding the future are forward-looking statements. The forward-looking statements involve risks and uncertainties including, but not limited to, the risks associated with the effect of changing economic conditions, trends in the products markets, variations in the company’s cash flow or adequacy of capital resources, market acceptance risks, technical development risks, and other risk factors. The company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Intellinetics disclaims any obligation and does not undertake to update or revise any forward-looking statements in this press release. Expanded and historical information is made available to the public by Intellinetics and its Affiliates on its website or at www.intellinetics.com or at www.sec.gov.

Contact:

Matthew L. Chretien, President and CEO

Intellinetics, Inc.

614-921-8170 matt@intellinetics.com

INTELLINETICS, INC. and SUBSIDIARY

Consolidated Statements of Operations

	For the Year Ended December 31,
	2015	2014

Revenues:
Sale of software	$601,141	$223,276
Software as a service	281,899	189,945
Software maintenance services	941,531	865,743
Professional services	382,717	144,809
Third Party services	129,703	62,100

Total revenues	2,336,991	1,485,873

Cost of revenues:
Sale of software	125,108	55,677
Software as a service	55,690	30,421
Software maintenance services	128,597	124,811
Professional services	100,768	38,857
Third Party services	72,078	51,260

Total cost of revenues	482,241	301,026

Gross profit	1,854,750	1,184,847

Operating expenses:
General and administrative	2,607,643	1,753,504
Sales and marketing	791,291	804,916
Depreciation	11,626	24,312

Total operating expenses	3,410,560	2,582,732

Loss from operations	(1,555,810)	(1,397,885)

Other income (expense)
Interest expense, net	(2,365,618)	(250,756)

Total other income (expense)	(2,365,618)	(250,756)

Net loss	$(3,921,428)	$(1,648,641)